EXHIBIT 5.1

[WE Energies Letterhead]

March 9, 2004

Wisconsin Electric Power Company

231 West Michigan Street

P. O. Box 2046

Milwaukee, WI 53201

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Wisconsin Electric Power Company (the “Company”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 with respect to the proposed offering pursuant to the prospectus (the “Prospectus”) contained in the Registration Statement of up to $665,000,000 aggregate principal amount of (a) one or more new series of the Company’s First Mortgage Bonds (each such series being hereinafter referred to as a “Series of New Bonds;” collectively the “New Bonds”) and/or (b) one or more new series of the Company’s unsecured debt securities (each such series being hereinafter referred to as a “Series of Securities;” collectively the “Securities”).

As Assistant Vice President—Legal Affairs of the Company, I have examined (i) the Registration Statement, (ii) the Mortgage and Deed of Trust dated October 28, 1938, between the Company and U.S. Bank National Association (successor to First Wisconsin Trust Company), as Trustee, as supplemented and amended, and as proposed to be supplemented by a Supplemental Indenture relating to each Series of New Bonds (such Mortgage and Deed of Trust, as so supplemented and amended and to be supplemented in respect of a Series of New Bonds, being herein called the “Mortgage” relating to such Series of New Bonds), (iii) the Indenture dated as of December 1, 1995 (including, as exhibits, forms of Registered Security and Bearer Security thereunder) between the Company and U.S. Bank National Association (successor to Firstar Trust Company), as Trustee (the “Indenture”), providing for the issuance of the Securities from time to time in one or more Series, pursuant to the terms of one or more resolutions or supplemental indentures creating such Series (“Securities Resolution(s)”), (iv) corporate proceedings of the Company relating to the Registration Statement, the New Bonds and the Securities, and (v) such other documents and records, and such matters of law, as I have deemed necessary or advisable for the purposes of this opinion.

On the basis of the foregoing, I advise you that, in my opinion:

1. The Company is a corporation duly organized and existing under the laws of the State of Wisconsin.

Wisconsin Electric Power Company

March 9, 2004

2. When (a) the Registration Statement, as it may have been amended or supplemented, shall have become effective under the Securities Act of 1933 and the Mortgage as it relates to the New Bonds shall have been qualified under the Trust Indenture Act of 1939, and (b) in the case of each Series of New Bonds, (i) the Board of Directors (including any duly authorized committee thereof) shall have taken all necessary further action to approve the terms of such Series and of the related Supplemental Indenture and to authorize the issuance and sale of such Series as contemplated in the Registration Statement and the Mortgage, (ii) all requisite approvals of the Public Service Commission of Wisconsin (the “PSCW”) and any other necessary regulatory approvals with respect to such Series shall have been obtained and shall be in effect at the time of the issuance of such Series, and (iii) the Supplemental Indenture setting forth the terms of such Series shall have been duly executed and delivered by the Company and the Trustee, then, upon the due execution, authentication, issuance and delivery of such Series against payment therefor in accordance with the authorization of the Board of Directors (including any duly authorized committee thereof), such regulatory approvals and the Mortgage as it relates to such Series, such Series of New Bonds will be legally valid and binding obligations of the Company, entitled to the benefits and security of the Mortgage relating to such Series.

3. When (a) the Registration Statement, as it may have been amended or supplemented, shall have become effective under the Securities Act of 1933 and the Indenture as it relates to the Securities shall have been qualified under the Trust Indenture Act of 1939, and (b) in the case of each Series of Securities, (i) the Board of Directors (including any duly authorized committee thereof) or an officer or committee of officers pursuant to Board delegation shall have taken all necessary further action to approve the terms of such Series and of the related Securities Resolution creating such Series and to authorize the issuance and sale of such Series as contemplated in the Registration Statement and the Indenture, (ii) all requisite approvals of the PSCW and any other necessary regulatory approvals with respect to such Series shall have been obtained and shall be in effect at the time of the issuance of such Series, and (iii) the Securities Resolution setting forth the terms of such Series shall have been duly adopted, or, if in the form of a supplemental indenture, duly executed and delivered by the Company and the Trustee, as the case may be, then, upon the due execution, authentication, issuance and delivery of such Series against payment therefor in accordance with the Securities Resolution, such regulatory approvals and the Indenture, such Series of Securities will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture relating to such Series.

The opinions expressed herein are limited to the federal law of the United States and the law of the State of Wisconsin.

I consent to (a) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and (b) the references made to me under or with respect to material under the captions “Description of First Mortgage Bonds” and “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, I do not

Wisconsin Electric Power Company

March 9, 2004

admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sally R. Bentley

Sally R. Bentley
Assistant Vice President—Legal Affairs
Wisconsin Electric Power Company